Exhibit 99.1
TriNet Announces Second Quarter 2017 Results
7% Growth in GAAP Total Revenues and 35% Growth in Net Service Revenues for the Second Quarter
225% Growth in GAAP Net Income and 88% Growth in Adjusted Net Income for the Second Quarter

SAN LEANDRO, Calif. — July 31, 2017 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the second quarter ended June 30, 2017.
Second quarter highlights include:

•	GAAP Total revenues increased 7% to $800.5 million, while Net Service Revenues increased 35% to $201.0 million, each as compared to the same period last year.

•	Total WSEs at June 30, 2017 increased 1% from June 30, 2016, to approximately 329,000.

•	Average WSEs was flat at approximately 324,000 as compared to the same period last year.

•	GAAP Net income was $40.0 million, or $0.56 per diluted share, compared to net income of $12.3 million, or $0.17 per diluted share, in the same period last year.

•	Adjusted Net Income was $36.7 million, or $0.52 per diluted share, compared to Adjusted Net Income of $19.5 million, or $0.27 per diluted share, in the same period last year.

•	Adjusted EBITDA was $72.4 million, a 70% increase from the same period last year.

"We made notable progress in executing our strategic plan and delivered strong financial performance during the second quarter," said Burton M. Goldfield, TriNet's President and CEO.  "Building on our differentiated solutions, our 2017 strategic plan is aimed at strengthening our vertical product offering, elevating our long-term growth profile and further improving on our profitable business model.  Looking ahead, we are confident this focus will continue to strengthen our unique value proposition and increase the intrinsic value of our organization to the benefit of our shareholders.”
GAAP Total revenues for the second quarter of 2017 increased 7% from the second quarter of 2016 to $800.5 million, while Net Service Revenues increased 35% from the second quarter of 2016 to $201.0 million. Net Service Revenues consisted of professional service revenues of $108.6 million and Net Insurance Service Revenues of $92.4 million. Net Insurance Service Revenues consisted of insurance service revenues of $691.9 million, less insurance costs of $599.5 million. Professional service revenues for the second quarter of 2017 decreased 1%, and Net Insurance Service Revenues increased 133%, compared to the second quarter of 2016.
At June 30, 2017, TriNet had cash and cash equivalents of $233.9 million and total debt of $440.7 million.

Quarterly Report on Form 10-Q

We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the three and six months ended June 30, 2017 today, July 31, 2017, and it will be available at www.trinet.com. This press release should be read in conjunction with the Form 10-Q and the related Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.

Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly results and its outlook for the third quarter and full year 2017. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10109554. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10109554.
About TriNet
TriNet is a leading provider of a comprehensive human resources solutions for small to midsize businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to a single strategic partner, which allows them to focus on operating and growing their core businesses. Our HR solutions include services such as payroll processing, human capital consulting, employment regulation compliance and employee benefits, including health insurance, retirement plans and workers' compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our technology platform, with online and mobile tools, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Non-GAAP Financial Measures.”
Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements including, among other things, TriNet’s expectations regarding: its ability to execute its strategic plan, its ability to complete its technology platform consolidation, its ability to strengthen its vertical product offerings, its ability to elevate its long-term growth profile, and its ability to improve on its business model and the success of its 2017 strategic plan, which is aimed at improving its value proposition for customers and intrinsic value to the benefit of shareholders. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: risks associated with changes in, uncertainty regarding, or adverse application of complex laws and regulations that govern our business; our ability to be recognized as an employer of worksite employees under federal and state regulations; our ability to maintain the security of our information technology (IT) infrastructure against cyber-attacks and security breaches; our ability to manage unexpected changes in workers’ compensation and health insurance claims by worksite employees; unexpected changes in the state and federal unemployment tax rates applicable to our clients; fluctuation in our results of operation as a result of numerous factors, many of which are outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims; failures or limitations in our business systems; our ability to remediate the material weaknesses in our internal controls over financial reporting; our ability to effectively acquire and integrate new businesses; the effects of volatility in the financial and economic environment on small and mid-sized businesses; our ability to effectively manage our growth; the effects of increased competition and our ability to compete effectively; market acceptance of our vertical strategy; the outcome of existing and future legal proceedings; changes in our income tax positions or adverse outcomes from on-going and future audits; adverse changes in our relationships with key vendors, in particular our benefit and workers’ compensation carriers; our ability to manage client attrition; and our ability to comply with the restrictions of our credit facility and meet our debt obligations.

Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Fatima Afzal
TriNet	TriNet
Investorrelations@TriNet.com	Fatima.Afzal@TriNet.com
(510) 875-7201	(510) 875-7265
TriNet, Ambitions Realized and the TriNet logo are registered trademarks of TriNet.

FINANCIAL HIGHLIGHTS

Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Percent Change
(in thousands, except per share and operating metrics data)	2017	2016	2017	2016	Q2 2017 vs. 2016	YTD 2017 vs. 2016
Income Statement Data:
Total revenues	$800,541	$745,846	$1,608,151	$1,478,785	7%	9%
Operating income	56,835	26,367	106,322	52,269	116	103
Net income	39,951	12,282	68,688	23,859	225	188
Diluted net income per share of common stock	0.56	0.17	0.97	0.33	229	194
Non-GAAP measures (1):
Net Service Revenues (1)	201,006	149,173	399,974	312,423	35	28
Net Insurance Service Revenues (1)	92,364	39,580	171,211	90,427	133	89
Adjusted EBITDA (1)	72,372	42,602	135,715	84,755	70	60
Adjusted Net income (1)	36,691	19,466	68,268	38,999	88	75

Operating Metrics:
Total WSEs payroll and payroll taxes processed (in millions)	7,958	7,811	17,774	17,213	2%	3%
Total WSEs at period end	329,095	325,466	329,095	325,466	1	1
Average WSEs	324,194	322,881	325,999	321,152	—	2

(1)	Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

	Six Months Ended June 30,		Percent
(in thousands, except operating metrics data)	2017	2016	Change
Cash Flow Data:
Net cash provided by operating activities	104,113	43,667	138%
Net cash used in investing activities	(9,256)	(6,975)	33
Net cash used in financing activities	(45,141)	(36,230)	25

(in thousands)	June 30, 2017	December 31, 2016	Percent Change
Balance Sheet Data:
Cash and cash equivalents	$233,883	$184,004	27%
Working capital	168,681	156,771	8
Total assets	1,758,695	2,095,143	(16)
Notes and capital leases payable	440,805	459,054	(4)
Total liabilities	1,667,182	2,060,553	(19)
Total stockholders’ equity	91,513	34,590	165

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2017	2016	2017	2016
Professional service revenues	$108,642	$109,593	$228,763	$221,996
Insurance service revenues	691,899	636,253	1,379,388	1,256,789
Total revenues	800,541	745,846	1,608,151	1,478,785
Insurance costs	599,535	596,673	1,208,177	1,166,362
Cost of providing services (exclusive of depreciation and amortization of intangible assets)	50,825	44,034	107,275	89,739
Sales and marketing	45,940	43,800	95,131	92,508
General and administrative	28,224	18,951	53,526	46,601
Systems development and programming	11,415	6,457	22,455	12,846
Amortization of intangible assets	1,316	5,005	2,666	9,985
Depreciation	6,451	4,559	12,599	8,475
Total costs and operating expenses	743,706	719,479	1,501,829	1,426,516
Operating income	56,835	26,367	106,322	52,269
Other income (expense):
Interest expense and bank fees	(4,857)	(5,038)	(9,605)	(10,080)
Other, net	271	163	422	121
Income before provision for income taxes	52,249	21,492	97,139	42,310
Income tax expense	12,298	9,210	28,451	18,451
Net income	$39,951	$12,282	$68,688	$23,859
Other comprehensive income, net of tax	68	74	80	425
Comprehensive income	$40,019	$12,356	$68,768	$24,284

Net income per share:
Basic	$0.58	$0.17	$1.00	$0.34
Diluted	$0.56	$0.17	$0.97	$0.33
Weighted average shares:
Basic	69,029,749	70,728,934	68,770,976	70,625,000
Diluted	71,167,177	72,319,992	71,101,716	72,022,065

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$233,883	$184,004
Restricted cash and cash equivalents	14,589	14,569
Prepaid income taxes	14,716	42,381
Prepaid expenses	13,013	10,784
Other current assets	2,172	2,145
Worksite employee related assets	898,596	1,281,471
Total current assets	1,176,969	1,535,354
Workers' compensation collateral receivable	27,063	31,883
Restricted cash, cash equivalents and investments	150,939	130,501
Property and equipment, net	66,827	58,622
Goodwill	289,207	289,207
Other intangible assets, net	28,408	31,074
Other assets	19,282	18,502
Total assets	$1,758,695	$2,095,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$26,599	$22,541
Accrued corporate wages	38,196	30,937
Notes and capital leases payable, net	36,648	36,559
Other current liabilities	13,735	12,551
Worksite employee related liabilities	893,110	1,275,995
Total current liabilities	1,008,288	1,378,583
Notes and capital leases payable, net, noncurrent	404,157	422,495
Workers' compensation loss reserves	151,837	159,301
Deferred income taxes	91,828	92,373
Other liabilities	11,072	7,801
Total liabilities	1,667,182	2,060,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	557,183	535,132
Accumulated deficit	(465,146)	(499,938)
Accumulated other comprehensive loss	(524)	(604)
Total stockholders’ equity	91,513	34,590
Total liabilities and stockholders’ equity	$1,758,695	$2,095,143

FINANCIAL STATEMENTS

TRINET GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2017	2016
Operating activities
Net income	$68,688	$23,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,496	17,919
Stock-based compensation	13,706	13,905
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	(31,982)	(21,041)
Prepaid income taxes	27,665	(2,863)
Prepaid expenses and other current assets	(2,601)	(5,033)
Workers' compensation collateral receivable	4,820	(10,599)
Other assets	91	238
Accounts payable	4,002	2,488
Accrued corporate wages and other current liabilities	8,299	(719)
Workers' compensation loss reserves and other non-current liabilities	(5,061)	25,792
Worksite employee related assets	382,875	425,815
Worksite employee related liabilities	(382,885)	(426,094)
Net cash provided by operating activities	104,113	43,667
Investing activities
Acquisitions of businesses	—	(300)
Purchases of marketable securities	—	(14,959)
Proceeds from maturity of marketable securities	11,469	24,998
Acquisitions of property and equipment	(20,725)	(16,714)
Net cash used in investing activities	(9,256)	(6,975)
Financing activities
Repurchase of common stock	(29,510)	(16,459)
Proceeds from issuance of common stock on exercised options	5,586	2,220
Proceeds from issuance of common stock on employee stock purchase plan	2,441	2,304
Awards effectively repurchased for required employee withholding taxes	(4,507)	(1,485)
Repayment of notes and capital leases payable	(19,151)	(22,810)
Net cash used in financing activities	(45,141)	(36,230)
Effect of exchange rate changes on cash and cash equivalents	163	24
Net increase in cash and cash equivalents	49,879	486
Cash and cash equivalents at beginning of period	184,004	166,178
Cash and cash equivalents at end of period	$233,883	$166,664

Supplemental disclosures of cash flow information
Interest paid	$8,006	$8,091
Income taxes paid (refunded), net	(169)	21,374
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$1,580	$1,581

NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures
In addition to financial measures presented in accordance with GAAP, we monitor other non-GAAP financial measures that we use to manage our business, make planning decisions, allocate resources and as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide useful information that we use in order to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are not directly resulting from our core operations or indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2), and
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

(1)
We have adjusted the non-GAAP effective tax rate to 40.5% for 2017 from 42.5% for 2016, due to a decrease in state income taxes from an increase in excludable income for state income tax purposes. These non-GAAP effective tax rates exclude the income tax impact from stock-based compensation and changes in uncertain tax positions.

(2)	Non-cash interest expense represents amortization and write-off of our debt issuance costs.

NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of Total revenues to Net Service Revenues:

	Three Months Ended June 30,		Change 2017 vs. 2016		Six Months Ended June 30,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%	2017	2016	$	%
Total revenues	$800,541	$745,846	$54,695	7%	$1,608,151	$1,478,785	$129,366	9%
Less: Insurance costs	599,535	596,673	2,862	—	1,208,177	1,166,362	41,815	4
Net Service Revenues	$201,006	$149,173	$51,833	35%	$399,974	$312,423	$87,551	28%
The table below presents a reconciliation of Insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended June 30,		Change 2017 vs. 2016		Six Months Ended June 30,		Change 2017 vs. 2016
(in thousands)	2017	2016	$	%	2017	2016	$	%
Insurance service revenues	$691,899	$636,253	$55,646	9%	$1,379,388	$1,256,789	$122,599	10%
Less: Insurance costs	599,535	596,673	2,862	—	1,208,177	1,166,362	41,815	4
Net Insurance Service Revenues	$92,364	$39,580	$52,784	133%	$171,211	$90,427	$80,784	89%

The table below presents a reconciliation of Net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Net income	$39,951	$12,282	$68,688	$23,859
Provision for income taxes	12,298	9,210	28,451	18,451
Stock-based compensation	7,499	6,508	13,706	13,905
Interest expense and bank fees	4,857	5,038	9,605	10,080
Depreciation	6,451	4,559	12,599	8,475
Amortization of intangible assets	1,316	5,005	2,666	9,985
Adjusted EBITDA	$72,372	$42,602	$135,715	$84,755
The table below presents a reconciliation of Net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2017	2016	2017	2016
Net income	$39,951	$12,282	$68,688	$23,859
Effective income tax rate adjustment	(8,863)	76	(10,890)	469
Stock-based compensation	7,499	6,508	13,706	13,905
Amortization of intangible assets	1,316	5,005	2,666	9,985
Non-cash interest expense	602	849	1,224	1,624
Income tax impact of pre-tax adjustments	(3,814)	(5,254)	(7,126)	(10,843)
Adjusted Net Income	$36,691	$19,466	$68,268	$38,999
GAAP Weighted average shares of common stock - diluted	71,167	72,320	71,102	72,022
Adjusted Net Income per share - diluted	$0.52	$0.27	$0.96	$0.54